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                                                                   Exhibit 23(a)

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. 33-00000) and related Prospectus Supplement of John Hancock Financial Services, Inc. and John Hancock Variable Life Insurance Company for the registration of market value adjustment interests under deferred annuity contracts issued by John Hancock Variable Life Insurance Company and guarantees relating to market value adjustment interests under deferred annuity contracts issued by John Hancock Financial Services, Inc. and to the incorporation by reference therein of our report dated February 7, 2002, with respect to the consolidated financial statements and schedules of John Hancock Financial Services Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2001 and our report dated March 21, 2002, with respect to the consolidated financial statements and schedules of John Hancock Variable Life Insurance Company included in its Annual Report (Form 10-K) for the year ended December 31, 2001, both filed with the Securities and Exchange Commission.

                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
January 24, 2003